Exhibit 10.1

EXECUTION COPY

TENDER SUPPORT AGREEMENT

This TENDER SUPPORT AGREEMENT (this “Agreement”), dated as of February 28, 2015, is entered into by and among MITEL NETWORKS CORPORATION, a Canadian corporation (“Parent”), ROADSTER SUBSIDIARY CORPORATION, a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”), and the Person set forth on Schedule A (“Stockholder”).

WHEREAS, as of the date hereof, Stockholder is the holder of the number of shares of common stock, par value $0.001 per share (“Company Stock”), of MAVENIR SYSTEMS, INC., a Delaware corporation (the “Company”), set forth opposite Stockholder’s name on Schedule A (all such shares of Company Stock set forth on Schedule A, together with any shares of Company Stock that are hereafter issued to or otherwise acquired by Stockholder, or for which Stockholder otherwise becomes the record or beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), prior to the termination of this Agreement being referred to herein as the “Subject Shares”);

WHEREAS, Parent, Merger Sub and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for Merger Sub to commence a tender offer for all of the issued and outstanding shares of Company Stock (the “Offer”) and for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder, and as an inducement and in consideration therefor, Stockholder (in Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER

1.1. Agreement to Tender. Unless this Agreement shall have terminated pursuant to Section 5.2, Stockholder shall validly tender or cause to be tendered in the Offer all of the Subject Shares pursuant to and in accordance with the terms of the Offer as promptly as practicable after receipt by Stockholder of all documents or instruments required to be delivered pursuant to the terms of the Offer (but in any event no later than the tenth (10th) Business Day following the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer). Stockholder agrees that, once the Subject Shares are tendered, Stockholder will not withdraw any of the Subject Shares from the Offer, unless and until (A) the Offer shall have been withdrawn or terminated by Merger Sub in accordance with the terms of the Merger Agreement or (B) this Agreement shall have terminated pursuant to Section 5.2, and in either case Parent and Merger Sub shall cause any depositary acting on their behalf to promptly return all tendered Subject Shares.

1.2. Non-Solicitation. Unless this Agreement shall have terminated pursuant to Section 5.2, Stockholder shall not, and shall cause its Affiliates not to, take any action (or refrain from taking any action) that would be inconsistent with Section 6.02 of the Merger Agreement. For the avoidance of doubt, nothing in this Article I shall restrict Stockholder or any of its Affiliates from engaging, in coordination with the Board of Directors of the Company, in discussions or negotiations regarding an Acquisition Proposal with any Person, solely to the extent to which the Company is permitted to engage (and is engaging) in such discussions or negotiations with such Person pursuant to Section 6.02 of the Merger Agreement.

ARTICLE II

VOTING AGREEMENT

2.1. Voting of Subject Shares. Unless this Agreement shall have terminated pursuant to Section 5.2, at every meeting of the holders of Company Stock (the “Company Stockholders”), however called, and at every adjournment or postponement thereof, Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote Stockholder’s Subject Shares (to the extent not purchased in the Offer) (a) in favor of (i) adoption of the Merger Agreement, (ii) approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held or (iii) any other matter considered at any such meeting of the Company Stockholders which the Company Board has (A) determined is necessary for the consummation of the Merger, (B) disclosed such determination in the Schedule 14D-9 or other written materials distributed to all stockholders of the Company and (C) recommended that the stockholders of the Company adopt; and (b) against (i) any amendment to the Company’s certificate of incorporation or bylaws or any other proposal which would in any material respect impede, interfere with or prevent the consummation of the Offer or the Merger, (ii) any Acquisition Proposal or (iii) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Stockholder under this Agreement.

2.2. No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, unless this Agreement shall have terminated pursuant to Section 5.2, Stockholder shall not, directly or indirectly, (a) create or permit to exist any Lien on any Subject Shares, other than restrictions imposed by applicable Law or pursuant to this Agreement or any risk of forfeiture with respect to any shares of Company Stock granted to Stockholder under an employee benefit plan of the Company, (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of the Subject Shares or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a tender, support, voting or similar agreement or arrangement with respect to the Subject Shares, (e) tender the Subject Shares to any tender offer other than the Offer or (f) otherwise take any action with respect to any of the Subject Shares that would restrict, limit or interfere with the performance of any of Stockholder’s obligations under this Agreement. Notwithstanding the foregoing, Stockholder may make Transfers of Subject Shares (i) by will, (ii) by operation of Law, (iii) for estate planning purposes, (iv) for charitable purposes or as charitable gifts or donations or (v) to any of its Affiliates, in which case the Subject Shares shall continue to be bound by this Agreement and provided that each transferee agrees in writing to be bound by the terms and conditions of this Agreement. For the avoidance of doubt, if Stockholder is not an individual, nothing in this Agreement shall restrict any direct or indirect Transfers of any equity interests in Stockholder.

2.3. No Exercise of Appraisal Rights. Stockholder hereby agrees not to exercise any appraisal rights in respect of Stockholder’s Subject Shares that may arise with respect to the Merger (under Section 262 of the DGCL or otherwise).

2.4. Documentation and Information. Until the Agreement shall have terminated in accordance with Section 5.2, Stockholder shall permit and hereby authorizes Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document in connection with the Offer or the Merger and any transactions contemplated by the Merger Agreement, a copy of this Agreement, Stockholder’s identity and ownership of the Subject Shares and the nature of Stockholder’s commitments and obligations under this Agreement.

2.5. Stop Transfer Order; Legends. Stockholder hereby agrees that it will not request that the Company register the Transfer of any certificate or uncertificated interest representing any of the Subject Shares, unless such Transfer is made in compliance with this Agreement. In furtherance of this Agreement, concurrently herewith, Stockholder shall, and hereby does, authorize the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of such shares). The parties hereto agree that such stop transfer order shall be removed and shall be of no further force and effect upon the termination of this Agreement pursuant to Section 5.2.

2.6. Intervening Event. Notwithstanding anything to the contrary in this Agreement, if prior to the Acceptance Time, (a) the Company Board effects a Company Adverse Recommendation Change in the case of an Intervening Event and (b) the Merger Agreement has not been terminated in accordance with its terms, then as long as the Company Adverse Recommendation Change continues, only 50% of the Subject Shares (rounded up to the nearest whole Subject Share) then held by Stockholder shall be subject to the terms of this Agreement and Stockholder may take (or refrain from taking) action consistent with the terms of this Agreement with respect to the remaining 50% of the Subject Shares then held by Stockholder at Stockholder’s option; provided, however, if the Company Board withdraws the Company Adverse Recommendation Change, Stockholder shall comply with the terms of this Agreement with respect to all of the Subject Shares then held.

2.7. Lock-Up. Stockholder hereby agrees that from the Effective Time until the end of the period ending six (6) months after the Effective Time, Stockholder shall not without the prior written consent of Parent (which consent may be withheld at Parent’s sole discretion):

(a) Transfer any of the Parent Common Shares that Stockholder receives as consideration in connection with the Offer or Merger (the “Consideration Shares”), (b) enter into any contract with respect to any Transfer of the Consideration Shares or any interest therein (including any short sale), or grant any option to purchase or otherwise dispose of or enter into any Hedging Transaction (as defined below) relating to the Consideration Shares, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Consideration Shares except to the extent consistent with this Agreement or (d) deposit or permit the deposit of the Consideration Shares into a voting trust or enter into a tender, support, voting or similar agreement or arrangement with respect to the Consideration Shares. The foregoing restrictions are expressly intended to preclude Stockholder from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Transfer of any Consideration Shares, even if the Consideration Shares would be Transferred by someone other than Stockholder. For purposes of this Agreement, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Consideration Shares. Notwithstanding the foregoing, Stockholder may Transfer (i) up to one-third of the Consideration Shares (rounded up to the nearest whole Consideration Share); (ii) Consideration Shares (A) with the written consent of Parent, (B) by will, (C) by operation of Law, (D) for estate planning purposes, (E) for charitable purposes or as charitable gifts or donations or (F) to any of its Affiliates or by distributions of Consideration Shares to any of its limited partners, members, stockholders or Affiliates, in which case the Consideration Shares shall continue to be bound by this Section 2.7 and provided that each transferee agrees in writing to be bound by the terms and conditions of this Section 2.7; and (iii) Consideration Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Parent Common Shares involving a change of control of Parent or other similar transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Parent and Merger Sub that:

3.1. Authorization; Binding Agreement. Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder, and constitutes a valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or any other similar Law affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) (the “Enforceability Exceptions”).

3.2. Non-Contravention. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of Stockholder’s obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not (a) violate any Law applicable to Stockholder or the Subject Shares, or (b) except as may be set forth in the Merger Agreement and any filing required by the Securities Act, the Exchange Act or other applicable securities Law, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a breach of or default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien (except pursuant to this Agreement itself) on any of the Subject Shares pursuant to, any Contract or other instrument binding on Stockholder or the Subject Shares or any applicable Law, except, in each case, for matters that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impair the consummation by Stockholder of the transactions contemplated by this Agreement.

3.3. Ownership of Subject Shares; Total Shares. Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Shares and has good title to the Subject Shares free and clear of any Lien (including any restriction on the right to vote or otherwise transfer the Subject Shares), except as (a) provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act and (c) subject to any risk of forfeiture with respect to any shares of Company Stock granted to Stockholder under an employee benefit plan of the Company. The Subject Shares listed on Schedule A opposite Stockholder’s name constitute all of the shares of Company Stock owned by Stockholder as of the date hereof (and, for the sake of clarity, does not include unexercised Company Stock Options or the Shares underlying Company Stock Options). Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

3.4. Voting Power. Stockholder has full voting power, with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Stockholder’s Subject Shares. None of Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except to the extent consistent with this Agreement.

3.5. Reliance. Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of Stockholder’s own choosing. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

3.6. Absence of Litigation. With respect to Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Stockholder, threatened against, Stockholder or any of Stockholder’s properties or assets (including the Subject Shares) that would reasonably be expected to materially prevent, delay or impair the ability of Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Each of Parent and Merger Sub represents and warrants to Stockholder that:

4.1. Organization; Authorization. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and, where such concept is recognized, in good standing under the Law of the jurisdiction of its incorporation. The consummation of the transactions contemplated hereby are within Parent’s and Merger Sub’s respective corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent and Merger Sub. Each of Parent and Merger Sub has full power and authority to execute, deliver and perform this Agreement.

4.2. Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not (a) violate any Law applicable to Parent or Merger Sub or by which Parent or Merger Sub or any of their respective properties is bound, (b) except as set forth in the Merger Agreement, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a breach of or default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on Parent or Merger Sub or any of their respective properties, pursuant to any Contract or other instrument binding on Parent or Merger Sub or by which they or their respective properties is bound, or any applicable Law or (c) violate any provision of Parent’s or Merger Sub’s respective organizational or formation documents, except, in each case, for matters that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impair the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement.

4.3. Binding Agreement. This Agreement has been duly authorized, executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE V

MISCELLANEOUS

5.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile or email or sent by a nationally recognized overnight courier service, such as Federal Express, in each case, addressed as follows: (a) if to Parent or Merger Sub, in accordance with the provisions of the Merger Agreement, and (b) if to Stockholder, to Stockholder’s address, facsimile number or email address set forth on a signature page hereto, or to such other address, facsimile number or email address as Stockholder may hereafter specify in writing to Parent and Merger Sub by like notice made pursuant to this Section 5.1.

5.2. Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the date of any amendment to the Merger Agreement that reduces the amount, or changes the form, of consideration payable to stockholders of the Company pursuant to the Merger Agreement and (d) the withdrawal or termination of the Offer by Merger Sub or expiration of the Offer without acceptance for payment of the Subject Shares. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, (x) nothing set forth in this Section 5.2 shall relieve any party from liability for any fraud or willful and material breach of this Agreement prior to termination hereof, and (y) the provisions of this Article V shall survive any termination of this Agreement, and Section 2.7 hereof shall survive the termination of this Agreement pursuant to clause (b) of the preceding sentence only. The representations and warranties herein shall not survive the termination of this Agreement.

5.3. Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4. Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. No party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent and Merger Sub may transfer or assign their rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, however, such transfer or assignment shall not relieve Parent or Merger Sub of any of its respective obligations hereunder. Any purported assignment in violation of this Section 5.4 shall be void.

5.5. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Law of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Law of any other jurisdiction. Each of the parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in

Section 5.1 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB, STOCKHOLDER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

5.7. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to its subject matter.

5.8. Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

5.9. Specific Performance. The parties hereto agree that Parent and Merger Sub would be irreparably damaged if for any reason Stockholder fails to perform any of its obligations under this Agreement and that Parent may not have an adequate remedy at Law for money damages in such event. Accordingly, Parent and Merger Sub shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware Court, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

5.10. Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

5.11. No Presumption. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

5.12. Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

5.13. Interpretation. Each capitalized term that is used but not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement. Unless the context otherwise requires, as used in this Agreement: (a) the words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the use of the word “or” shall not be exclusive unless expressly indicated otherwise; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import; (d) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, (e) words denoting either gender shall include both genders as the context requires; (f) where a word or phrase is defined herein or in the Merger Agreement, each of its other grammatical forms shall have a corresponding meaning; (g) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement; (h) time is of the essence with respect to the performance of this Agreement; (i) the word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns; (j) a reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation; and (k) the word “will” shall be construed to have the same meaning and effect as the word “shall.”

5.14. Capacity as Stockholder. Stockholder signs this Agreement solely in Stockholder’s capacity as a stockholder of the Company, and not in Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries. Nothing herein shall in any way restrict a director or officer of the Company (including, for the avoidance of doubt, any director nominated by Stockholder) in the exercise of his or her fiduciary duties as a director or officer of the Company or prevent or be construed to create any obligation on the part of any director or officer of the Company (including, for the avoidance of doubt, any director nominated by Stockholder) from taking any action in his or her capacity as such director or officer of the Company.

5.15. Company Stock Options. Nothing in this Agreement shall be construed to obligate Stockholder to exercise, or take any (or refrain from taking any) other action with respect to, any Company Stock Options.

5.16. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

MITEL NETWORKS CORPORATION

By:
Name:
Title:

ROADSTER SUBSIDIARY CORPORATION

By:
Name:
Title:

[Signature Page to Tender Support Agreement]

[STOCKHOLDER]

By:
Name:
Title:

Address:

Facsimile No.

Email :

[Signature Page to Tender Support Agreement]

Schedule A

Name of Stockholder	Number of Shares of Company Stock

[Schedule A to Tender Support Agreement]